David M. Marks
1818 North Farwell Avenue
Milwaukee, WI 53202

November 7, 2006

Mr. Michael Luther
Chief Restructuring Officer

<u>Delivered via Email</u>

Board of Directors

Thomas Equipment, Inc.
1818 North Farwell Avenue
Milwaukee, WI 53202

Re: Resignation of David Marks

Gentlemen:

As announced at our board meeting of November 7, 2006, I have tendered my resignation from the board today as Chairman, with an effective date of November 30, 2006 to assist in any transition. I will be available to assist the company after that date, should it be in the best interest of the company.

Sincerely,

David M Marks

David M. Marks
Chairman